Exhibit 10.1
*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
AMENDMENT TO
EXCLUSIVE DISTRIBUTION AGREEMENT
BETWEEN
AKORN. INC., AND
MASSACHUSETTS BIOLOGICAL LABORATORIES
     This Amendment (the “Amendment”) is entered into as of July 3, 2008 (the “Effective Date”), by and between Massachusetts Biologic Laboratories of the University of Massachusetts Medical School (“MBL”) and Akorn, Inc. (“Akorn”) (each a “Party” and together the “Parties”).
Recitals
     WHEREAS, MBL as manufacturer and Akorn as distributor entered into an Exclusive Distribution Agreement for Tetanus-Diphtheria vaccine (“Td vaccine’) on March 22, 2007 (the “Exclusive Distribution Agreement” or the “Agreement”);
     WHEREAS, Akorn to date has not picked up shipments to fulfill Akorn’s purchase obligations through June 30, 2008;
     WHEREAS, Akorn has requested that its obligations to take delivery of Td vaccine under the Agreement be modified and reduced for the remainder of the Agreement’s term;
     WHEREAS, a dispute arose between the Parties whereby, among other claims, (a) MBL claimed that Akorn is or would be in breach of the Exclusive Distribution Agreement, and (b) Akorn claimed that it was mislead concerning the market for Td vaccine (collectively, the “Disputes”);
     WHEREAS, the Parties mediated their Disputes on June 26, 2008 with the Hon. Charles B. Swartwood III of JAMS;
     WHEREAS, the Parties have resolved all material aspects of their Disputes, and have memorialized this resolution in the agreement entitled “MBL-Akorn Binding Term Sheet — July 3, 2008” (the “Term Sheet’); and
     WHEREAS, as provided in sections 8 and 10 of the Term Sheet, the Parties wish to embody the rights and obligations set out in the Term Sheet (a) in a more formal amendment to the Exclusive Distribution Agreement, and (b) in a more formal mutual release, executed simultaneously with this Amendment (the “Mutual Release”);

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
     NOW, THEREFORE, the Parties agree to amend the Exclusive Distribution Agreement as follows:
Amendment
1.	Consideration. The Parties agree that the consideration for this Amendment consists of (i) the rights and obligations obtained and assumed in this Amendment, and (ii) the releases obtained under the Mutual Release.

2.	Amendment to Section 1. The following section 1(d) is added to Section 1 of the Exclusive Distribution Agreement:
Additional Definitions.

“Full Year 1 Doses” shall mean the total of (i) the doses Akorn had picked-up and paid for as of June 30, 2008; (ii) the Replacement Doses; and (iii) the Additional Year 1 Doses.

“Year 1” means the period September 1, 2007 through June 30, 2008.

“Year 2” means the period July 1, 2008 through June 30, 2009.

“Year 3” means the period July 1, 2009 through June 30, 2010.
3.	Amendment to Section 2(a). Section 2(a) of the Exclusive Distribution Agreement is deleted in its entirety, and replaced with the following:

2(a)(i)	Exchange of Single Dose for Multi-Dose Vials. MBL will provide an exchange of single dose Td vaccine for multi-dose Td vaccine as follows:

2(a)(1)(1)	Destruction of Multi-Dose Vials to MBL. MBL will accept from Akorn for return [***...***] doses in multi-dose vials for destruction, which Akorn currently holds in inventory (the “Original Doses”). Rather than physically return the Original Doses, Akorn at its cost shall arrange for the destruction of the Original Doses, on or before July 31, 2008. Akorn shall (i) pay the destruction costs billed by the contractor responsible for the destruction of the Original Doses (the “Contractor”); and (ii) provide MBL with the Contractor’s destruction certificate for the Doses, as well as all required documentation to allow proper processing for Excise Tax purposes.

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

2(a)(1)(2)	Delivery of Single Dose Vials to Akorn. MBL will make available to Akorn for pickup [***...***] doses in single dose vials (the “Replacement Doses”) in consideration of Akorn’s timely payment of the first installment of the Year 1 Resolution Amount (as such term is defined in Section 2(a)(3) (Akorn Resolution Payment) below). Of the Replacement Doses, Akorn will pick up [***...***] doses on or before August 15, 2008, and the remainder of the Replacement Doses on or before September 30, 2008. Dating for Replacement Doses will be no less favorable than the dating for single dose vials distributed in Year 1 under Section 2(c) of the Exclusive Distribution Agreement, i.e. no less than 12 months. Specifically, not more than [***...***] of the [***...***] Replacement Doses to be delivered on August 15, 2008 will have an expiration date of April 15, 2010 and all remaining Replacement Doses will have at least 20 months of dating.

2(a)(1)(3)	Excise Tax. As the quantities of Original Doses being destroyed equal the Replacement Doses, the Parties expect the credit issued for the destruction of the Original Doses will offset the Federal Excise Tax due on the Replacement Doses. This will require Akorn to provide proper documentation per section 2(a)(1)(1). To be clear, MBL will process the Federal Excise Tax and apply the credit to its quarterly Federal Excise Tax filing and thus no new charge of excise tax will be made for Replacement Doses to Akorn.

2(a)(2)	Additional Year 1 Single Dose Vials. In consideration of Akorn’s timely payments under Section (a)(3) (Akorn Resolution Payment), MBL shall make available to Akorn for pickup [***...***] doses in single dose vials (the “Additional Year 1 Doses”). Akorn shall take delivery of these doses on or before July 17, 2008. Upon Akorn’s pick-up and payment for the Full Year 1 Doses, Akorn’s obligations to pick-up and pay for Year 1 doses shall be satisfied.

2(a)(3)	Akorn Resolution Payment. In consideration of Section 2(a)(2) (Additional Year 1 Single Dose Vials), Akorn shall pay MBL the amount of [***...***] inclusive of federal excise tax (the “Year 1 Resolution Amount”) in the following two installments: (i) Akorn shall pay [***...***] to MBL on July 11, 2008; and (ii) Akorn shall pay [***...***] to MBL on July 31, 2008.
2(a)(4) Year 2.

2(a)(4)(1)	Year 2 Dose and Payment Amounts. In Year 2, Akorn shall pick-up and pay for, and MBL shall manufacture, [***...***] single dose

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

vials in the contract price amount of [***...***] per dose inclusive of federal excise tax for a total of [***...***] inclusive of federal excise tax (the “Year 2 Doses”).

2(a)(4)(2)	Year 2 Schedule of Pick-Ups. Akorn shall pick-up the Year 2 Doses in nine (9) shipments, on the second Wednesday of each month, commencing on October 8, 2008. The quantities of those nine (9) shipments will be as follows:

Pick-Up Date: Month	Number of Doses
October 2008	[***...***]
November 2008	[***...***]
December 2008	[***...***]
January 2009	[***...***]
February 2009	[***...***]
March 2009	[***...***]
April 2009	[***...***]
May 2009	[***...***]
June 2009	[***...***]
2(a)(5) Year 3.

2(a)(5)(1)	Year 3 Dose and Payment Amounts. In Year 3, Akorn shall pick-up and pay for, and MBL shall manufacture, [***...***] single dose vials in the contract price amount of [***...***] inclusive of federal excise tax (the “Year 3 Doses”). This dosage commitment is based upon a price of [***...***] including Federal Excise Tax.

2(a)(5)(2)	Year 3 Schedule of Pick-Ups. Akorn shall pick-up the Year 3 Doses in twelve (12) equal shipments, on the second Wednesday of each month, commencing on July 8, 2009.
4.	Amendment to Section 2(b). Section 2(b) and Exhibit A of the Exclusive Distribution Agreement are deleted in their entirety.

5.	Amendment to Section 2(d). Section 2(d) of the Exclusive Distribution Agreement is deleted in its entirety, and replaced by the following provision:

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Payment terms for the remaining Full Year 1 Doses shall be as set out in Section 2(a)(3) (Akorn Resolution Payment). Payment terms for the Year 2 Doses and Year 3 Doses shall be net forty-five (45) days from the scheduled Akorn pick-up dates set out in Section 2(a)(4)(2) (Year 2 Schedule of Pick-Ups) for the Year 2 Doses and in Section 2(a)(5)(2) (Year 3 Schedule of Pick-Ups) for the Year 3 Doses. All payments except the July 11, 2008 payment shall be by wire transfer, to such bank account as MBL designates in writing.
6.	Additional Provision. The following shall be added as section 13 to the Exclusive Distributor Agreement:
13.	Payment Delays. MBL is not obligated to release Product for pick-up if Akorn is delinquent in payments.
7.	Distribution to Massachusetts Users. The Massachusetts Department of Public Health, responsible for distribution of MBL Td vaccine in Massachusetts, shall be entitled to retain Mckesson under a Centers for Disease Control contract to distribute such Td vaccine, provided each of the following conditions is met: (i) such distribution is at no cost to customers of the Td vaccine, and (ii) such customers are located in Massachusetts.
8.	Confidentiality. The Parties understand and agree that the terms and conditions of this Amendment are and shall at all times remain confidential. Neither Party shall disclose the terms or conditions of this Amendment, except for required disclosures to: (a) tax advisors; (b) attorneys; (c) accountants; or (d) if required to do so by law, regulatory authorities, or legal process.
9.	Effect of Term Sheet. The parties agree that this Amendment and the Mutual Release will supersede the Term Sheet and agree that the Term Sheet has no further force and effect, and that the Parties’ rights and obligations with respect to the Term Sheet are governed entirely by this Amendment and the Mutual Release.
10.	Effect of Amendment. Nothing in this Amendment is intended to modify, alter, reduce or change the rights or obligations of Akorn and MBL in the Exclusive Distribution Agreement, except as expressly stated in this Amendment. In the event there is any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.
11.	Continued Effectiveness. Unless specifically modified or amended by the terms of this Amendment, all the terms, conditions, liabilities and obligations of the Exclusive Distribution Agreement shall be and remain applicable, in effect, valid, and enforceable

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
between the parties and applicable to this Amendment; all in accordance with the terms of the Exclusive Distribution Agreement.
12.	Additional Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Exclusive Distribution Agreement.
13.	Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed will be deemed to be an original, and all such counterparts together will constitute but one and the same instrument.
       In Witness Whereof, the Parties have caused this Amendment to be executed by their duly authorized representatives.

Akorn, Inc.		Massachusetts Biologic
Laboratories of the University of
Massachusetts Medical School

By:	/s/ Arthur Przybyl	By:	/s/ Donna M. Ambrosino
	Arthur Przybyl		Donna M. Ambrosinno, M.D.
	President and CEO		Director

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.